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                                  EXHIBIT 23.2



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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 16, 1997, included in Insteel Industries, Inc.'s Form 10-K for the year ended September 30, 1997, and to all references to our firm included in this registration statement.



                                        Arthur Andersen LLP


Charlotte, North Carolina
March 3, 1998.